EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT*

Wind River Systems GmbH, an Austrian corporation.
Wind River Systems FSC, Inc., a Barbados corporation.
Wind River International Limited, a Canadian corporation.
Wind River Novia Scotia Company, a Canadian corporation.
Wind River S.A.R.L., a French corporation.
Wind River GmbH, a German corporation.
Wind River S.r.l., an Italian corporation.
Wind River K.K., a Japanese corporation.
Wind River Scotland Ltd., a Scottish corporation.
Wind River AB, a Swedish corporation.
Wind River AG, a Swiss corporation.
Wind River UK Limited, a United Kingdom corporation.
Wind River Sales Co., Inc., a California corporation.
Wind River Services, Inc., a Delaware corporation.
Wind River Systems International, Inc., a Delaware corporation.
WRC Technology, Inc., a Delaware corporation.
Embedded Support Tools Corp., a Massachusetts corporation.
Integrated Systems, Inc., a California corporation.
Integrated Systems ISINC (Israel) Ltd. Rapid Logic, Inc., a Delaware corporation.
Zinc Software, Incorporated, a Utah corporation.

* 100% owned